SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 27, 2001



                              SILICON GAMING, INC.
             (Exact name of registrant as specified in its charter)



         California                    0-28294                    77-0357939
(State or Other Jurisdiction         (Commission                (IRS Employer
       Incorporation)                File Number)            Identification No.)



2800 W. Bayshore Road, Palo Alto, California                        94303
  (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code (650) 842-9000


                                 Not applicable
         (Former name or former address, if changed since last report.)
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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit No.     Description
----------     -----------

  99.1 Press Release, dated March 27, 2001, to announce the consummation of the previously announced merger between Silicon Gaming and International Game Technology, and the disposition of shares of common stock of WagerWorks, Inc.

ITEM 9. REGULATION FD DISCLOSURE.

The information in this report is being furnished pursuant to Regulation FD. In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

On March 27, 2001, Silicon Gaming, Inc., a California corporation ("Silicon"), issued a press release announcing the consummation of its merger with a wholly owned subsidiary of International Game Technology ("IGT"), as well as the sale of shares of common stock of WagerWorks, Inc., a majority owned subsidiary of Silicon, contemporaneously with the consummation of the merger. A copy of Silicon's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         SILICON GAMING, INC.


Date: March 27, 2001                     By: /s/ Andrew S. Pascal
                                             -----------------------------------
                                             Name:  Andrew S. Pascal
                                             Title: Chief Executive Officer
                                                    and President